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                                                                    EXHIBIT 99.4

                                    EXHIBIT 4

                            Joint Statement Agreement

         The undersigned hereby agree that the Schedule 13D, Amendment No. 1, filed by them shall be filed on behalf of each of them.


Dated:  June 18, 1999                         /s/ David L. Treadwell
                                              ------------------------------
                                              ASC Holdings LLC
                                                  By:  David L. Treadwell,
                                                  Its: President and
                                                       Chief Executive Officer

Dated:  June 18, 1999                         /s/ Heinz C. Prechter
                                              ------------------------------
                                              Heinz C. Prechter

Dated:  June 18, 1999                         /s/ C. Michael Kojaian
                                              ------------------------------
                                              Kojaian Holdings LLC
                                                  By:  C. Michael Kojaian,
                                                  Its: President and
                                                       Chief Executive Officer

Dated:  June 18, 1999                         /s/ Mike Kojaian
                                              ------------------------------
                                              Mike Kojaian

Dated:  June 18, 1999                         /s/ C. Michael Kojaian
                                              ------------------------------
                                              C. Michael Kojaian











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